As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CABALETTA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1685768
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
2929 Arch Street, Suite 600 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Cabaletta Bio, Inc. 2019 Stock Option and Incentive Plan

(Full title of the plan)

Steven Nichtberger

President and Chief Executive Officer

Cabaletta Bio, Inc.

2929 Arch Street, Suite 600

Philadelphia, PA 19104

(267) 759-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Emerging growth company	☒

		Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 1,157,085 shares of the Registrant’s common stock, $0.00001 par value per share, to be issued under the Registrant’s 2019 Stock Option and Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-234367, filed by the Registrant on October 29, 2019, relating to the Registrant’s 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits

Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-39103) filed on October 30, 2019).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K (File No. 001-39103) filed on October 30, 2019).

4.3	Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated January 2, 2019 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-234017) filed on October 16, 2019).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2019 Stock Option and Incentive Plan, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-234017) filed with the SEC on October 16, 2019).

99.2	2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-234017) filed with the SEC on October 16, 2019).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 17th day of March, 2022.

CABALETTA BIO, INC.

By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Steven Nichtberger and Anup Marda as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Steven Nichtberger Steven Nichtberger, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2022

/s/ Anup Marda Anup Marda	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 17, 2022

/s/ Catherine Bollard Catherine Bollard, M.D.	Director	March 17, 2022

/s/ Scott C. Brun Scott C. Brun, M.D.	Director	March 17, 2022

/s/ Richard Henriques Richard Henriques	Director	March 17, 2022

/s/ Mark Simon Mark Simon	Director	March 17, 2022